Exhibit 99.1
OpenText to Report Third Quarter Fiscal Year 2026
Financial Results on Thursday, May 7, 2026
Company Reports Preliminary Q3FY26 Revenue Expectations of
Approximately US$1.28 Billion
Waterloo, ON – April 10, 2026 – Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), announced today preliminary third quarter fiscal year 2026 revenue expectation of approximately US$1.28 billion. OpenText will release its full financial results for its third quarter fiscal year 2026 on Thursday, May 7, 2026, at approximately 4:00 p.m. ET.
“We thank our clients for their continued partnership and look forward to discussing our full fiscal Q3 results in early May” said James McGourlay, Interim Chief Executive Officer.
As previously announced by the Company, Ayman Antoun will officially commence his role as Chief Executive Officer on April 20, 2026 and will be participating in the Company’s upcoming earnings call on May 7, 2026.
OpenText to Host Conference Call Webcast
The earnings call will be hosted on May 7, 2026, at 5:00 p.m. ET by OpenText Executive Chair & Chief Strategy Officer, Tom Jenkins, incoming OpenText Chief Executive Officer, Ayman Antoun, current OpenText Interim Chief Executive Officer, James McGourlay, and OpenText Executive Vice President & Chief Financial Officer, Steve Rai. The webcast will be accessible via the OpenText Investor Relations website.

Date:	Thursday, May 7, 2026
Time:	5:00 p.m. ET / 2:00 p.m. PT
Length:	60 minutes
Webcast:	Access on OpenText IR website
For more information, please visit: https://investors.opentext.com
About OpenText
OpenText™ is a global leader in secure information management for AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for AI. Learn more at www.opentext.com.
Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) regarding its preliminary third quarter fiscal year 2026 revenue expectations and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions, are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. Preliminary third quarter fiscal year 2026 revenue expectations reflect management’s current views with respect to the Company’s financial results. No independent registered public accounting firm has audited, reviewed, examined, or performed any procedures with respect to, nor have they expressed any form of assurance on, these preliminary expectations. Such preliminary expectations remain subject to the completion of normal quarter-end accounting procedures and closing adjustments. The actual results that OpenText achieves may differ materially from any forward-looking statements, including as it relates to such revenue expectations, as a result of the completion of normal quarter-end accounting procedures, closing adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.